QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-141296 on Form F-1/ F4 of our report dated February 9, 2007 related to the balance sheet of Star Bulk Carriers Corp. as of February 5, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
July 19, 2007

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM